Exhibit 99.2

Q2 2011 Investor Call July 29, 2011 Bill Lucia, President and CEO Walter Hosp, SVP and CFO Contact: Christine Saenz csaenz@hms.com 212.857.5986

Discussion Outline Q2 2011 Financial Performance Revised Guidance New Business Q&A 2

Consolidated Statements of Income ($ in thousands, unaudited) 3 28% Three months ended Six months ended June 30, 2011 % y/y June 30, 2011 % y/y Revenue $89,346 26% $171,803 27% Cost of services: Compensation 31,531 24% 62,842 28% Data processing 5,652 32% 10,634 31% Occupancy 3,726 33% 7,534 23% Direct project costs 11,064 35% 20,653 31% Other operating costs 4,597 17% 8,811 23% Amortization of acquisition related software and intangibles 1,648 18% 3,388 17% Total cost of services 58,218 26% 113,862 28% Selling, general & administrative expenses 10,668 12% 21,372 16% Total operating expenses 68,886 24% 135,234 25% Operating income 20,460 35% 36,569 31% Net interest and other income/(expense) 270 - 539 - Income before income taxes 20,730 37% 37,108 33% Income taxes 8,307 37% 14,869 33% Net income $12,423 36% $22,239 33% Net income per diluted share $0.14 27% $0.26 30% Weighted average common shares, diluted 86,720 2% 87,112 3%

4 Condensed Balance Sheets ($ in thousands, unaudited) June 30, December 31, 2011 2010 Assets Current assets: Cash and cash equivalents $117,656 $94,836 Accounts receivable, net of allowance of $725 at June 30, 2011 and $799 at December 31, 2010 80,794 75,123 Prepaid expenses and other current assets 10,867 10,089 Total current assets 209,317 180,048 Property and equipment, net 46,212 44,713 Other non-current assets 130,138 128,144 Total assets $385,667 $352,905 Liabilities and Shareholders' Equity Current Liabilities: Accounts payable and accrued expenses $24,789 $32,502 Contingent payables 2,972 - Total Current Liabilities 27,761 32,502 Long-term Liabilities 10,243 12,765 Total liabilities 38,004 45,267 Total shareholders' equity 347,663 307,638 Total liabilities and shareholders' equity $385,667 $352,905

5 Condensed Statements of Cash Flow ($ in thousands, unaudited) 13,820 "Six Months Ended June 30" 2011 2010 Net income $22,239 $16,691 Net cash provided by operating activities 24,194 22,304 Net cash used in investing activities (15,194) (29,117) Net cash provided by financing activities 13,820 8,685 Net increase in cash and cash equivalents 22,280 1,872 Cash and cash equivalents at beginning of period 94,836 64,863 Cash and cash equivalents at end of period $117,656 $66,735

6 Revised Guidance Prior Revised $ % Y/Y $ % Y/Y Revenue (millions) $370 22.2% $372 22.8% GAAP EPS (fully diluted) - Pre-split $1.74 23.4% $1.78 26.2% - Post-split $0.58 23.4% $0.59 25.5% Adjusted EPS (fully diluted) - Pre-split $2.04 20.3% $2.09 23.2% - Post-split $0.68 20.3% $0.70 23.8%

Q2 New Business: Government New Florida State Employee Health Benefits Plan Claims Audit Maine Credit Balance Reviews Maryland Child Support Michigan ADAP Cost Avoidance Mississippi Asset Verification North Carolina Teachers and Employers Subrogation Pennsylvania RAC, Data Match, Recovery South Carolina NCCI Texas Estates Recovery Renewals/Expansions Colorado Rhode Island South Dakota 7 7

Medicaid RAC Update www.medicaid-rac.com

Q2 New Business: Managed Care

New

- Molina Healthcare – Fraud, Waste & Abuse
- Community Health Plan of Washington
- IRO External Review Services
  - Emblemhealth Services Company
  - Group Health Cooperative
  - Highmark Inc.
  - Qualcare, Inc.



Expansions

- Aetna
- Amerigroup
- Health Plan of Michigan
- Molina Healthcare
- United HealthCare

355 thousand lives sold in Q2
21 million lives under contract

9

Health Insurance Exchanges Proposed rules released July 11 Covers Federal requirements for States, employers, and health insurance “issuers” of qualified health plans 75-day comment period Proposed eligibility rules with OMB States given significant flexibility Approval of exchanges by 1/1/13 Potential HMS opportunities 10

Closing Strong organic revenue growth Continued Medicaid RAC leadership Developing opportunities – Health Insurance Exchanges Strong 2011 performance Well positioned for 2012 11

12 NASDAQ: HMSY

13 Safe Harbor Statement This Press Release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements give our expectations or forecasts of future events; they do not relate strictly to historical or current facts. Forward-looking statements can be identified by words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “will,” “target,” “seeks,” “forecast” and similar expressions. In particular, these include statements relating to future actions, business plans, objects and prospects, and future operating or financial performance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the development by competitors of new or superior services or products or the entry into the market of new competitors; all the risks inherent in the development, introduction, and implementation of new products and services; the loss of a major customer, customer dissatisfaction or early termination of customer contracts triggering significant costs or liabilities; variations in our results of operations; negative results of government reviews, audits or investigations to verify our compliance with contracts and applicable laws and regulations; changing conditions in the healthcare environment, particularly as they relate to current healthcare reform initiatives; government regulatory, political and budgetary pressures that could affect the procurement practices and operations of healthcare organizations, reducing the demand for our services; and, our failure to comply with laws and regulations governing health data or to protect such data from theft and misuse. A further description of risks, uncertainties, and other matters can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, a copy of which may be obtained from the Company’s website at www.hms.com under the “Investor Relations” tab. Any forward-looking statements made by us in this Press Release speak only as of the date of this Press Release. Factors or events that could cause actual results to differ may emerge from time to time and it is not possible for us to predict all of them. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.